Exhibit 23(i)

         CHISHOLM, BIERWOLF & NILSON

         Certified Public Accountants

A Limited Liability                                                        533 W. 2600 S., Suite 250                    Office (801) 292-8756

Partnership                                                                   Bountiful, Utah 84010                               Fax (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use of our report dated February 8, 2006, with respect to the consolidated financial statements included in the filing of the Amended Registration Statement (Form SB-2/A) of Providence Resources, Inc. (formerly HealthBridge, Inc.) for the fiscal year ended December 31, 2005 and 2004.

/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT

February 26, 2007